Exhibit 99.1




October 9, 1997



Dear Fellow Shareholder:

Over the last several months, we have received a number of comments regarding the stock dividend and the difficulties unintentionally created for many of you concerning record keeping and tax reporting associated with the dividend. Based on our discussions with stock brokers and shareholders and a review of the work involved, we believe that the intended benefit to our shareholders was outweighed by the effort involved in maintaining a quarterly program. Accordingly, we will suspend our program of issuing a quarterly stock dividend.

Instead, the Board of Directors will consider a stock dividend on an annual basis beginning with the current fiscal year. The Board s evaluation will be conducted shortly after the fiscal year accounting records have been finalized in late summer. We appreciate your comments and believe that changing our dividend program in this way is in the best long term interest of WLR Foods and our shareholders.

We appreciate your investment and interest in WLR Foods.


Sincerely,


/s/ James L. Keeler
James L. Keeler
President and Chief Executive Officer
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